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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement
No. 33-69844 of The Cato Corporation Employee Stock Purchase Plan on Form S-8 of our report dated December 7, 2001, appearing in this Annual Report on Form 11-K of The Cato Corporation Employee Stock Purchase Plan for the year ended September 30, 2001.





DELOITTE & TOUCHE LLP

Charlotte, North Carolina
December 27, 2001